UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report:May 11, 2009

(Date of earliest event reported: May 11, 2009)

HAVERTY FURNITURE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Current Report on Form 8-K discusses changes to the base salary component of the compensation of the officers named below.

The Company has made significant reductions in staffing and operating expenses and is maintaining strict discipline on expense control. In recognition of the extremely difficult business environment, and to lead by example, the President and Chief Executive Officer and the Executive Vice President, Chief Financial Officer voluntarily initiated a proposal to further reduce their base salary compensation. The proposal was accepted on May 11, 2009 by the Employee Benefits and Executive Compensation Committee, effective May 16, 2009, and the following modifications were approved.

Name	Title	Reduction from 2008 Annual Salary Rate	May 16, 2009 Revised Salary Rate

Clarence H. Smith	President and Chief Executive Officer	$93,000	$372,000

Dennis L. Fink	Executive Vice President, Chief Financial Officer	$68,000	$272,000

These salary revisions represent a 20% reduction from their 2008 levels. Initial reductions of approximately 2% to 3% in the base salaries of all Named Executive Officers and the freezing of the salaries of the other officers which comprise the Company's Executive Management Team were made in February.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.

May 11, 2009	By:	/s/ Jenny Hill Parker
Jenny Hill Parker Vice President, Secretary and Treasurer

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